Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of the Assure Holdings Corp. of our reports dated 24th April 2024 relating to the Consolidated Financial Statements of Wellgistics, LLC Consolidated Financial Statements of Wood Sage, LLC and the Financial Statements of Danam Health, Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Suri & Co., Chartered Accountants

No. 443 & 445 Guna Complex, Chennai

Date: May 02, 2024

Place: Chennai, India